EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports incorporated by reference or included in this Form 10-K into the Company's previously filed Registration Statements File Nos. 33-57634, 33-58290, 33-63628, 33-79160 and 333-28357.

ARTHUR ANDERSEN LLP

Chicago, Illinois
March 27, 2001